Exhibit 3.2

BYLAWS

OF THE

FEDERAL HOME LOAN BANK OF ATLANTA

(Revised and Restated through ~~March 29, 2018~~October 31, 2019)

ARTICLE I

Offices

Section 1. Principal Office: The principal office of the Federal Home Loan Bank of Atlanta (“Bank”) is to be located in the City of Atlanta, County of Fulton, State of Georgia, or at such other place as may be designated in accordance with applicable law.

Section 2. Other Offices: In addition to its principal office, the Bank may maintain offices at any other place, or places, designated by the Board of Directors (“Board”).

ARTICLE II

Stockholders Meeting

Section 1. Annual Meeting: The Board, at its option, may provide for an annual meeting in any particular year by the adoption of a resolution designating the date, time and place for such annual meeting. Annual meetings shall be general meetings, the purpose of which shall be for the Bank to report to the stockholders on the operations and affairs of the Bank since the most recent annual meeting of stockholders.

Section 2. Special Meetings: Special meetings of the stockholders shall be called only upon the written request of the President of the Bank or any seven members of the Board and only for the purpose of discussing the operations or affairs of the Bank. The Board shall, within 30 days of receipt of the request for such meeting, designate the time and place for such special meeting to be held. Should the Board fail to act for a period of 30 days after receipt of the request for such meeting, the Secretary of the Bank shall designate a time and place.

Section 3. Voting: The stockholders shall be entitled to vote only in accordance with the provisions of the Federal Home Loan Bank Act (“Act”) and the rules and regulations of the Federal Housing Finance Agency (“Regulations”).

Section 4. Notice of Meetings: Written notice of any annual or special meeting of stockholders stating the date, place, and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder not less than 10 nor more than 60 days before the date of the meeting. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage-prepaid envelope, addressed to the member at its address as it appears on the records of the Bank. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid. Notice of any meeting shall not be required to be given to any stockholder that attends such meeting or who, either before or after the meeting, shall submit a signed, written waiver of notice to the Secretary. The purpose of an annual or special meeting of stockholders does not need to be specified in any written waiver of notice.

Section 5. Organization: At each meeting of stockholders, the Chair of the Board (also referred to as “Chair” in these Bylaws) or, in the Chair’s absence, the Vice Chair of the Board (also referred to as “Vice Chair” in these Bylaws), or in the absence of both, the President, shall act as chair of the meeting. The Secretary or, in the Secretary’s absence, the person whom the chair of the meeting shall appoint to act as secretary, shall keep the minutes of the meeting.

ARTICLE III

Directors

Section 1. General Powers: The corporate powers shall be exercised by or under the authority of, and the business and affairs of the Bank shall be managed under the direction of, the Board.

Section 2. Type and Number of Directorships; Director Eligibility: The Board shall consist of 13 persons (each, a “Director” and collectively, the “Directors”) or such other number determined by the Director of the Federal Housing Finance Agency (“Finance Agency”) pursuant to the Act and Regulations. Directors are divided into two classes: (i) “Member Directors” - those Directors who are officers or directors of a member institution that is located in the Bank’s district; and (ii) “Independent Directors” - those Directors (other than Member Directors) who are bona fide residents of the Bank’s district. Member Directors are elected by the vote of the members of a state located in the Bank’s district from among eligible persons nominated by a member institution within that state. Independent Directors are elected by the vote of the members at large from among eligible persons nominated by the Board after consultation with the Affordable Housing Advisory Council. Member Directors must constitute at least a majority of the Board and Independent Directors must constitute not less than 40 percent of the Board. At least two Independent Directors also must qualify as public interest directors. The Directors shall be nominated and elected in such manner and for such terms of office as provided in the Act and Regulations and shall meet and maintain the eligibility requirements in the Act and Regulations.

Section 3. Nominating Independent Directorships: The committee responsible for corporate governance (or such other committee designated by the Board) shall make recommendations to the Board on nominations for independent directorships. In doing so, the committee shall consider the applicants taking into account factors that the committee may consider relevant, which may include but are not limited to, current or prior experience on the Board, qualifications of nominees, and skills and experience most likely to add strength to the Board. The committee may solicit potential nominees in any manner it deems appropriate from any individuals or parties including but not limited to Directors; members; trade groups; organizations representing affordable housing, economic development, consumer or community interests; or other interested individuals or parties. The Board as a whole may undertake any activities described in this Section 3.

Section 4. Consultation with the Affordable Housing Advisory Council: Prior to submitting the application forms for Independent Director applicants to the ~~Federal Housing~~ Finance Agency for review, representatives of the Board or the chairman of the committee responsible for corporate governance (or such other committee designated by the Board) or his or her designee shall meet with the Affordable Housing Advisory Council or its representatives to discuss nominations for independent directorships.

Section 5. Regular Meetings: Regular meetings of the Board may be held at such time and place as shall be determined from time to time by action of the Board. Regular meetings may be held without other notice than such action, or the Board may direct the Secretary of the Bank to give five days’ notice of regular meetings to each Director.

Section 6. Special Meetings: Special meetings of the Board may be called by its Chair or the President of the Bank or upon the written request of four or more Directors. Notice of the date, place, and time of any special meeting of the Board shall be given orally or in writing to each Director at least 24 hours before the meeting if notice is given by telephone, personal delivery, telex, telecopy, facsimile, or other electronic means, or five days before the meeting if notice is given by mail. Notice by mail shall be deemed given at the time when the same shall be deposited in the mail, postage prepaid. Notice of any special meeting shall not be required to be given to any Director (i) who attends such meeting, except when such Director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or (ii) who, either before or after the meeting, shall submit a signed, written waiver of notice to the Secretary. Neither the business to be transacted at, nor the purpose of, the special meeting need be specified in any written waiver of notice.

Section 7. Teleconferences; Action in Lieu of Meeting: Any regular or special meeting of the Board or any meeting of any committee may be held by means of video conferencing, conference telephone, or similar communications equipment by which all persons participating in the meeting can hear each other; provided, however, that a decision to hold a meeting of the Board in such a manner must be made by the Chair, or, if there is a vacancy in the position of Chair or during the absence or disability of the Chair, the Vice Chair, or the President, and a decision to hold a meeting of any committee in such manner must be made as specified in the committee’s charter. Unless restricted by law, any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, give their consent thereto in writing or by electronic transmission and such writing or a copy of such electronic transmission is filed with the minutes or records of the Board or the committee, as the case may be.

Section 8. Quorum; Manner of Acting: At any regular or special meeting of the Board, or a committee thereof, a majority of the Directors or a majority of the committee members, as the case may be, shall constitute a quorum for the transaction of business; with respect to committees, any ex officio member thereof shall not be counted in determining the number of members necessary to constitute a quorum, but, if present, shall be counted for purposes of establishing a quorum at any meeting. Except as may be otherwise required by applicable law or these Bylaws, the act of the majority of the Directors or committee members, as the case may be, present at a meeting at which a quorum is present shall be the act of the Board or the committee, as the case may be. In the absence of a quorum at any meeting of the Board or any committee thereof, a majority of the Directors present may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the Directors or all committee members, as the case may be, unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall be given only to the Directors or committee members, as the case may be, who were not present. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the originally called meeting. If any member of a committee is unavailable for duty, any other member of the Board who may be selected by the Chair of the Board or the chair of the committee may serve and shall be empowered to act as an alternate member of the committee.

Section 9. Officers of the Board; Order of Business: The officers of the Board and of each committee of the Board shall be a Chair, a Vice Chair, and a Secretary. The Chair and Vice Chair shall be elected by a majority of the entire Board from among the Directors of the Bank. The term of office of the Chair and Vice Chair shall be two years. If an individual’s term as a Director terminates prior to the expiration of the individual’s term as Chair or Vice Chair, a new Chair or Vice Chair, as the case may be, shall be elected by a majority of the entire Board from among the Directors of the Bank as soon as possible thereafter. If there is a vacancy in the position of Chair or during the absence or disability of the Chair, the Vice Chair shall act as Chair. An acting Chair shall be elected by a majority vote of the entire Board from among the Directors of the Bank to serve for any period during which the Chair and the Vice Chair are not available to carry out the requirements of that position for any reason. The Chair of the Board shall be ex officio member of each committee of the Board (other than the Executive Committee). The Secretary of the Bank, or in his or her absence such other officer as may be so designated by the Chair, shall be the Secretary of the Board and the Secretary of each committee and shall keep the minutes thereof. The officers shall have such duties as are usually incident to their respective offices and such as may be assigned to them by the Board or the committee, as the case may be. At meetings of the Board or any committee of the Board, business shall be transacted in such order as, from time to time, the respective chair may determine. At all meetings of the Board or any committee of the Board, the respective chair, or in his absence the respective vice chair, or in the absence of both of these officers, the acting chair, or a chair pro tempore selected by the committee, as the case may be, shall preside.

Section 10. Resignations; Vacancies; Removal: Any Director of the Bank may resign at any time by giving notice in writing or by electronic transmission of resignation to the Bank. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the Board shall be filled in accordance with applicable law, including, but not limited to, the Act and the Regulations. The Chair, Vice Chair, or any person designated as acting Chair may be removed from that position, for good cause, by a vote of the majority of the entire Board, excluding the Director subject to such removal vote, at any regular or special meeting of the Board called for that purpose.

ARTICLE IV

Committees

Section 1. Executive Committee: There shall be an Executive Committee of the Board, which shall be composed of the Chair, the Vice Chair, the chair of each of the other committees, and any other Director appointed by the Chair. The Chair and Vice Chair shall serve as the chair and vice chair, respectively, of the Executive Committee. Except to the extent restricted or limited by law or any other provision of these Bylaws, during the intervals between the meetings of the Board, the Executive Committee shall possess and may exercise all of the power of the Board in the management and direction of the affairs of the Bank; provided, however, that the Executive Committee shall possess no authority to (i) appoint the President of the Bank, (ii) declare dividends, or (iii) amend or repeal these Bylaws. All action by the Executive Committee shall be reported to the Board at its meeting next succeeding such action by the Executive Committee. The Executive Committee may fix its own rules of procedure, which shall not be inconsistent with these Bylaws, and shall meet as provided by such rules or by resolution of the Executive Committee, and it shall also meet at the call of the Chair or of the President of the Bank.

Section 2. Audit Committee: The Chair shall appoint an Audit Committee consisting of not less than five members, each of whom satisfies the composition and independence criteria set forth in applicable law, including, without limitation, 12 C.F.R. 1239.32, and whose terms shall be appropriately staggered to provide for continuity of service. The Audit Committee shall have the duties and responsibilities specified in applicable law and in its charter, and it shall operate in accordance with these Bylaws and applicable law, including, without limitation, 12 C.F.R. 1239.32.

Section 3. Risk Management Committee: The Chair shall appoint a Risk Management Committee, however styled, chaired by a ~~director~~Director not serving in a management capacity at the Bank and shall consist of Directors who satisfy the composition criteria set forth in applicable law, including, without limitation, 12 C.F.R. 1239.11. The Risk Management Committee shall have the duties and responsibilities specified in applicable law and in its charter, and it shall operate in accordance with these Bylaws.

Section 4. Governance and Compensation Committee(s). The Chair shall appoint a Governance and Compensation Committee, or committees, however styled, that shall have the duties and responsibilities specified in applicable law and in its, or their, charter(s), and shall operate in accordance with these Bylaws.

Section 5. Other Committees: The Chair may, from time to time, establish such other committees with such duties and authority as may be required to be executed during the intervals between the meetings of the Board, and such committees shall report to the Board when and as required. Any committee so established shall comply with the requirements set forth in 12 C.F.R. 1239.5 and other applicable law and shall have and may exercise all of the authority granted to it and shall operate in accordance with its charter and these Bylaws. The designation of any committee and the delegation of authority thereto shall not operate to relieve the Board, or any Director, of any responsibility imposed by law, regulation, or these Bylaws.

ARTICLE V

Officers

Section 1. Officers: The officers of the Bank shall be a President, one or more Executive Vice Presidents, Senior Vice Presidents (or other similar positions with appropriate titles), Vice Presidents or other corporate officers, a Chief Audit Officer, a Chief Risk Officer, and a Secretary. The Board shall elect the President and those officers reporting directly to the President at the level of Senior Vice President and higher. The President may appoint the other officers of the Bank; provided, however, that the Chief Audit Officer shall be approved by the Bank’s Audit Committee and the Chief Risk Officer shall be approved in consultation with the Bank’s Risk Management Committee. The President shall be the chief executive officer of the Bank and as such shall be primarily responsible for the operation and management of the Bank. One person may hold two or more offices. Each officer shall hold office for one year or until the officer’s successor is elected and qualified or until the officer’s death, resignation, or removal in the manner hereinafter provided. The Board may also appoint such other officers, as the Board shall deem necessary. The officers shall have such powers and duties as are usually incident to their respective offices and such as may be assigned to them by the Board or by direction of an officer authorized by the Board to prescribe the duties of other officers. They shall have full responsibility for the operation of the Bank under the direction of the Board and the Executive Committee. They shall make full report to committees of the Board of matters under consideration or to be considered by such committees and shall see that a full report of the operation of the Bank is made to the Board at each regular meeting.

Section 2. Resignations; Removal; Vacancies: Any officer of the Bank may resign at any time by giving notice in writing or by electronic transmission of resignation to the Bank. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. The acceptance of such resignation shall not be necessary to make it effective. Any officer of the Bank may be removed at any time, with or without cause, by the Board or the President; provided, however, that, the Chief Audit Officer may be removed only with the approval of the Audit Committee and the Chief Risk Officer may be removed only in consultation with the Risk Management Committee. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board or the President, in accordance with Section 1 of this Article V and the then-current requirements of its regulator, for the unexpired portion of the term. In the case of the absence of any officer of the Bank or for any reason that the Board or the President may deem sufficient, the Board or the President, in accordance with Section 1 of this Article V, may transfer the powers or duties of that officer to any other officer or to any employee of the Bank.

ARTICLE VI

Capital Stock

Section 1. Manner, Form, Issuance, Transfer, Repurchase and Redemption of Capital Stock: The Bank shall issue, or cause to be issued, to each member stockholder, such shares of stock as may be acquired by such member from time to time in accordance with the terms of the Bank’s Capital Plan. The manner, form, issuance, transfer, repurchase and redemption of capital stock shall be as prescribed by the Act, as amended, the Regulations and the Capital Plan.

Section 2. Dividends: The Board may declare and pay a dividend on the capital stock of the Bank in accordance with applicable law, including, without limitation, 12 C.F.R. 1239.33.

ARTICLE VII

Indemnification

Section 1. Indemnification in Actions Other Than Those By or In the Right of the Bank: Subject to the restrictions of applicable law including, without limitation, 12 C.F.R. 1239.3(c)~~,~~ and 12 C.F.R. 1231.4, the Bank shall indemnify any director or officer of the Bank, who was or is a defendant, or who is threatened to be made a defendant, or is involved as a witness (but not a plaintiff), to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal (including, without limitation, arbitrations and other means of alternative dispute resolution), and any appeal or other proceeding for review (“Proceeding”) (other than an action by or in the right of the Bank) by reason of the fact that he or she is or was a director or officer of the Bank, or is or was serving at the request of the Bank in a position with another entity (“Covered Person”), against all costs and expenses (including, without limitation, attorneys’ fees and the hiring of separate counsel for the Covered Person, expert witness fees, and other consulting fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Covered Person (“Expenses”) in connection with such Proceeding, if he or she acted in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Service at the request of the Bank in a position with another entity shall for purposes of this Article VII mean any director or officer of the Bank who, solely by virtue of being a director or officer of the Bank, is or was serving as a director, officer, employee, member, or agent of another corporation of any kind or type, partnership, joint venture, trust, council, advisory committee or other for-profit or non-profit enterprise, including service with respect to employee benefit plans, or any joint office of or service with the Federal Home Loan Banks, the Financing Corporation, the Resolution Funding Corporation, the Office of Finance, the Council of Federal Home Loan Banks, any Federal Home Loan Bank System committee or any other instrumentality or agency of the United States or any state or local government, shall be deemed to be doing so at the request of the Bank. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the Covered Person did not act in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Bank and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. The Bank also shall indemnify any person who is or was an employee of the Bank on terms generally consistent with, but in no event more favorable than, any indemnification provided to any director or officer of the Bank. In addition, the Bank may indemnify any person who is or was an agent of the Bank on such terms as the Bank shall deem appropriate, but in no event more favorable than any indemnification provided to any director or officer of the Bank.

Section 2. Indemnification in Actions By or In the Right of the Bank: Subject to the restrictions of applicable law, the Bank shall indemnify any director or officer of the Bank, who was or is a defendant, or who is threatened to be made a defendant or is involved as a witness (but not a plaintiff), to any Proceeding by, or in the right of, the Bank to procure a judgment in its favor, by reason of the fact he or she is or was a director or officer of the Bank, or is or was serving at the request of the Bank in a position with another entity, against all Expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Bank~~; except that no indemnification shall be made in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Bank, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper~~.

Section 3. Mandatory Indemnification of Expenses in Successful Defenses: To the extent that a director or officer has been successful, on the merits or otherwise, in defense of any Proceeding referred to in Section 1 or Section 2 of this Article VII or in defense of any claim, issue, or matter therein, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her in connection therewith.

Section 4. Authorization for Indemnification: Any indemnification under Section 1 or Section 2 of this Article VII (unless ordered by a court) shall be made by the Bank only upon a determination in the specific case that indemnification of the director, officer, or employee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 or Section 2 above, as the case may be. Such determination shall be made after such investigation and review as determined necessary:

(a)    By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding;

(b)    If such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

(c)    By the affirmative vote of a majority of the shares of stock entitled to vote thereon.

Section 5. Limitation on Indemnification: The Bank shall not indemnify any director or officer of the Bank for any liability incurred in an action, suit or proceeding in which the director or officer is adjudged liable to the Bank or is subject to injunctive relief in favor of the Bank in accordance with Section 14-2-856 of the Georgia Business Corporation Code (“GBCC”) or as otherwise prohibited under the GBCC, the Act, the Regulations or other applicable law, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 6. Advancement of Expenses: Subject to the restrictions of applicable law, Expenses incurred by a director or officer of the Bank in defending a Proceeding for which indemnification has been provided shall be paid by the Bank in advance of the final disposition of such Proceeding upon receipt of (i) a written undertaking by or on behalf of the director or officer to repay such amount if: (A) it shall ultimately be determined that he or she is not entitled to be indemnified by the Bank as authorized in this Article VII; or (B) any of the conditions set forth in 12 C.F.R. 1231.4(b)(2) apply, and (ii) a written affirmation of the indemnitee’s good faith belief that he or she has met the relevant standard of conduct described in ~~§~~Section 14-2-851 of the ~~Georgia Business Corporation Code~~GBCC. Any indemnification or advancement of Expenses under this Article VII shall be made promptly, but in any event no later than 60 days after the date a written request (including the required undertaking and affirmation) from the person seeking indemnification or advancement of Expenses was received by the Bank. The right to indemnification or advancement of Expenses granted by this Article VII shall be enforceable by such director, officer, or employee in any court of competent jurisdiction, if the Bank denies such request, in whole or in part, or if no disposition thereof is made within 60 days. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Bank.

Section ~~6.~~7. Non-Exclusivity of Indemnification and Advancement of Expenses: The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights, in respect to indemnification or otherwise, to which those seeking indemnification or advancement of expenses may be entitled under the Bank’s Amended and Restated Organization Certificate or any bylaw, resolution or agreement, either specifically or in general terms approved by the affirmative vote of the Board, taken at a meeting, the notice of which specified that such bylaw, resolution or agreement would be placed before the Board, except that no such other rights, in respect to indemnification or otherwise, may be provided or granted to a director, officer, employee or agent pursuant to this Section 6 by the Bank that would be prohibited by applicable law including, without limitation, 12 C.F.R. 1239.3(c).

Section ~~7.~~8. Insurance: ~~The~~Except to the extent prohibited by applicable law (including, without limitation, as set forth in 12 C.F.R. 1231.4), the Bank shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Bank or who is or was serving at the request of the Bank as a director, officer, employee or agent of another bank, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Bank would have the power to indemnify him or her against such liability under this Article VII.

Section 9. Restrictions on Indemnification Rights and Payments Arising From Administrative Proceedings or Civil Actions Initiated by the Finance Agency. Notwithstanding anything herein to the contrary, for indemnification claims and requests in connection with an administrative proceeding or civil action that has been initiated by the Finance Agency: (1) there shall be no indemnification that is otherwise available under this Article VII, unless the Board finds indemnification is proper in accordance with its due investigation carried out in accordance with the Board’s obligations as provided by 12 C.F.R. 1231.4(c), and (2) regardless of any Board finding, there shall be no such indemnification if: (a) the subject matter of the claim, action, suit or proceeding results in a final and non-reviewable order or settlement in which the person seeking indemnification is found culpable or admits culpability, respectively, for violating a law or regulation that is the basis for the charges to which claims for indemnification specifically relate; or (b) the affiliated party seeking indemnification is subject to a final and non-reviewable prohibition order under 12 U.S.C. 4636a.

Section ~~8.~~10. Survival of Indemnification and Advancement of Expenses: The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section ~~9.~~11. Severability: In the event that any of the provisions of this Article VII (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

ARTICLE VIII

General Provisions

Section 1. Corporate Governance Procedures: To the extent not inconsistent with applicable federal law, including, but not limited to, the Act and the Regulations, the Bank has elected to follow the corporate governance and indemnification practices and procedures contained in the ~~Georgia Business Corporation Code~~GBCC in compliance with 12 C.F.R. 1239.3. Nothing in this Article VIII Section 1 shall create or be deemed to create any rights in any third party, including in any member of the Bank, including with respect to voting, inspection, or calling meetings, not otherwise provided in the Act or the Regulations, nor shall it cause or be deemed to cause the Bank to become subject to the jurisdiction of any state court in the State of Georgia with respect to the Bank’s corporate governance and indemnification practices and procedures.

Section 2. Corporate Seal: The seal of the Bank shall be in such form as is approved by the Board by resolution, and said seal, or a facsimile thereof, may be imprinted or affixed by any process or in any manner reproduced. The seal shall be in the charge of the Secretary and a duplicate may be kept and used by such officers as may be designated by the Secretary.

Section 3. Signing of Documents or Instruments: All checks, contracts, drafts, notes, bonds, securities, deeds, mortgages, assignments, releases, or other like documents or instruments of the Bank shall be signed in the name of the Bank by the President or any officer or officers designated in writing by the President. The President may delegate in writing to any officer or officers the authority to further designate those officers who may execute such documents or instruments on behalf of the Bank. The President or any designated officer may authorize the use of facsimile signature of any such persons.

Section 4. Fiscal Year: The fiscal year of the Bank shall begin on the first day of January each year and may be changed by resolution of the Board.

Section 5. Amendment: These Bylaws may be altered, amended, or repealed by the affirmative vote of a majority of the Board at any regular or special meeting of the Board.

ARTICLE IX

Emergency Bylaws Provisions

Section 1. Emergency Bylaws: This Article IX shall be operative during any emergency resulting from an attack on the United States or on a locality in which the Bank conducts its business or customarily holds meetings of its Board, or during any nuclear or atomic disaster or during the existence of any catastrophe or other similar emergency condition, as a result of which a meeting consisting of a quorum of the Board or, if one has been constituted, the Executive Committee thereof, cannot be readily convened as provided in Section 6 of Article III of these Bylaws (an “emergency”), notwithstanding any different or conflicting provision in the preceding Articles of these Bylaws. An emergency may be declared by any Director or by any officer at the level of executive vice president or above calling a meeting under Section 2 of this Article IX, and such declaration shall be ratified by the act of the majority of the Directors or committee members, as the case may be, present at such meeting at which a quorum, pursuant to Section 3 of this Article IX, is present. Such emergency shall terminate by the act of the majority of the Directors or committee members, as the case may be, present at any meeting at which a quorum, pursuant to Section 3 of this Article IX or pursuant to Section 8 of Article III, is present. To the extent not inconsistent with the provisions of this Article, the bylaws provided in the preceding Articles shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article IX shall cease to be operative.

Section 2. Meetings: During any emergency, a meeting of the Board, or any committee thereof, may be called by any Director or by any officer at the level of executive vice president or above. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the Directors, as defined in Section 3 of this Article IX, as it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

Section 3. Quorum: At any meeting of the Board, or any committee thereof, called in accordance with Section 2 of this Article IX, the presence or participation of two Directors (who, in the case of a committee meeting, shall be members, including ex officio members, of such committee) shall constitute a quorum for the transaction of business.

Section 4. Bylaws: At any meeting called in accordance with Section 2 of this Article IX, the Board or the committees thereof, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

Section 5. Liability: No officer, Director, employee, or agent of the Bank acting in accordance with the provisions of this Article IX shall be liable for any action taken in good faith in accordance with the emergency bylaws.

Section 6. Repeal or Change: The provisions of this Article IX shall be subject to repeal or change by further action of the Board, but no such repeal or change shall modify the provisions of Section 5 of this Article IX with regard to action taken prior to the time of such repeal or change.